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                                                                      EXHIBIT 21


                            LAKES ENTERTAINMENT, INC.
                              LIST OF SUBSIDIARIES



      1.   Grand Casinos Nevada I, Inc.
      2.   Mille Lacs Gaming, LLC
      3.   Grand Casinos of Louisiana, LLC -- Tunica-Biloxi
      4.   Grand Casinos of Louisiana, LLC -- Coushatta
      5.   Grand Casinos Pechanga, Inc.
      6.   Grand Casinos Washington, Inc.
      7.   Grand Media & Electronics Distributing, Inc.
      8.   Grand Casinos & Resorts of Canada, Inc.
      9.   Great Lakes Gaming of Michigan, LLC
     10.   Mille Lacs Gaming, LLP
     11.   Lakes Jamul, Inc.
     12.   Lakes Kean Argovitz Resorts -- California, LLC
     13.   Lakes Shingle Springs, Inc.
     14.   Lakes KAR -- Shingle Springs, LLC
     15.   Lakes Gaming & Resorts, LLC
     16.   RFC Acquisition Co.
     17.   Lakes Game Development, LLC
     18.   Lakes Nipmuc, LLC
     19.   Metroplex -- Lakes, LLC
     20.   Lakes California Land Development, Inc.
     21.   2022 Ranch, LLC
     22.   Lakes Cloverdale, LLC
     23.   Pacific Coast Gaming -- Santa Rosa, LLC
     24.   Borders Land Company, LLC
     25.   Lakes Poker Tour, LLC
     26.   WPT Enterprises, Inc.
     27.   Lakes Kickapoo Consulting, LLC
     28.   Lakes Kickapoo Management, LLC
     29.   Lakes Iowa Consulting, LLC
     30.   Lakes Iowa Management, LLC
     31.   Lakes Pawnee Consulting, LLC
     32.   Lakes Pawnee Management, LLC
     33.   Lakes Gaming Mississippi, LLC